Exhibit A
Distribution Financial Services RV Trust 1999-3
February 15, 2000 Payment Date Statement to Noteholders
Per Section 5.08 of the Transfer and Servicing Agreement

Beginning Pool Balance         339,692,802.87
Beginning Pool Factor              1.00000000

Distribution Allocable to Principal on Notes
                             Prior                                 Current
          Class          Principal Pymt. $1000 orig.prin.bal. Principal Pymt. $1000 orig.prin.bal.
           A-1                $0.00           0.0000000               $0.00         0.0000000
           A-2                $0.00           0.0000000       $4,861,553.82        48.4537028
           A-3                $0.00           0.0000000               $0.00         0.0000000
           A-4                $0.00           0.0000000               $0.00         0.0000000
           A-5                $0.00           0.0000000               $0.00         0.0000000
           A-6                $0.00           0.0000000               $0.00         0.0000000
             B                $0.00           0.0000000               $0.00         0.0000000
             C                $0.00           0.0000000               $0.00         0.0000000

Distribution Allocable to Interest on Notes
                                Prior                                 Current
Class         Rate           Interest Pymt. $1000 orig.prin.bal. Interest Pymt. $1000 orig.prin.bal.
A-1           5.32%               $0.00           0.0000000            $0.00         0.0000000
A-2           5.97%               $0.00           0.0000000      $474,260.68         4.7268192
A-3           6.43%               $0.00           0.0000000      $259,718.42         5.3583334
A-4           6.65%               $0.00           0.0000000      $479,952.67         5.5416667
A-5           6.76%               $0.00           0.0000000      $211,728.83         5.6333330
A-6           6.88%               $0.00           0.0000000      $314,456.13         5.7333330
  B           7.17%               $0.00           0.0000000       $55,943.93         5.9750000
  C           7.92%               $0.00           0.0000000       $49,440.60         6.6000000

Note Balance After Giving Effect to Principal Distribution
Class   Beginning Balance        Pool Factor   Ending Balance      Pool Factor
A-1                0.00            0.0000000            $0.00         0.0000000
A-2       95,328,779.42            1.0000000   $90,467,225.60       901.6607090
A-3       48,470,000.00            1.0000000  $197,998,000.00         1.0000000
A-4       86,608,000.00            1.0000000  $192,642,000.00         1.0000000
A-5       37,585,000.00            1.0000000  $159,722,000.00         1.0000000
A-6       54,847,000.00            1.0000000   $64,366,000.00         1.0000000
  B        9,363,000.00            1.0000000   $25,000,000.00         1.0000000
  C        7,491,000.00            1.0000000   $20,000,000.00         1.0000000
Servicing Fee                                                                      $141,538.67
Servicing Fee Per $1,000 of Orig.Note                                                0.3779091

Realized Losses                                                                     $82,704.16

Reserve Account Balance                                                          $6,347,015.27

Payments Received with Respect to Receivables During Most
Recently Ended Collection Period                                                 $7,344,762.57
          Interest Payments Received                                             $2,565,912.91
          Scheduled Principal Payments Received                                  $1,624,692.09
          Principal Prepayments Received                                         $3,154,157.57

Distribution to Residual Interestholders                                                 $0.00

Noteholders' Interest Carryover Shortfall                                                $0.00
Noteholders' Interest Carryover Shortfall Per $1,000 Note                            0.0000000

Aggregate Purchase Amounts for Receivables that were purchased
in related Collection Period                                                             $0.00

Ending Pool Balance                                                            $334,831,249.05
Ending Pool Factor                                                                  0.89400137